UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2019

Steel Connect, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	STCN	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Maria Molland to the Board of Directors

On November 22, 2019, the board of directors (the “Board”) of Steel Connect, Inc. (the “Company”), voted to increase the size of the Board from 7 members to 8 members, effective immediately. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, then appointed Maria Molland to the Board as a Class III director filling the vacancy following the increase in the size of the Board effective December 1, 2019. Ms. Molland will serve on the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Molland will be eligible to receive compensation for her board and committee service consistent with that provided to all non-employee directors.

Ms. Molland, age 45, has been the Chief Executive Officer of Thinx Inc. since July 2017. Prior to her current position, Ms. Molland was the Chief Executive Officer and Founder of M Squared Digital Consulting from September 2013 to January 2016 and from January 2017 to July 2017. Between January 2016 and December 2016, Ms. Molland co-founded Splacer, an online platform and marketplace for people to list, discover, and book short-term spaces for unique event experiences. From April 2012 to August 2013, Ms. Molland was the Chief European Officer for Fab.com. Ms. Molland graduated from Northwestern University with a bachelor’s degree in Economics in 1996 and began her business career as an analyst with Volpe Brown Whelan & Company. Ms. Molland received her Master of Business Administration from Harvard Business School in 2002 and has held several positions over the years in the internet and digital media industries.

The Board has determined that Ms. Molland meets the independence standards in compliance with the Nasdaq corporate governance listing standards and Item 407(a) of Regulation S-K.

Ms. Molland has no arrangement or understanding with any other person with respect to her appointment to the Board and no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Molland, or any member of her immediate family, had, or will have, a direct or indirect material interest. As of the date of this Current Report on Form 8-K, Ms. Molland holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2019	Steel Connect, Inc.

	By:	/s/ Douglas B. Woodworth
		Name:	Douglas B. Woodworth
		Title:	Chief Financial Officer